Exhibit 99.1

TearLab Corporation Reports Fourth Quarter and Year End 2016 Financial Results

SAN DIEGO, March 9, 2017 -- TearLab Corporation (NASDAQ:TEAR) (TSX: TLB) (“TearLab” or the “Company”) today reported its consolidated financial results for the fourth quarter and twelve months ended December 31, 2016. All dollar amounts are expressed in U.S. currency and results are reported in accordance with United States generally accepted accounting principles except where noted otherwise.

Recent Highlights

●	Achieved full-year 2016 revenue of $28.0 million, an increase of 11% over $25.2 million in 2015

●	Reduced loss from operations by 49% compared to 2015, from $31.5 million to $16.0 million

●	Received CE Mark approval for next generation platform, providing regulatory clearance in the European Union and European Free Trade Association member countries

●	Received regulatory approval from the Comisión Federal para la Protección contra Riesgos Sanitarios (COFEPRIS) in Mexico

●	Received regulatory approval in the Republic of Korea by the Ministry of Health and Welfare

●	Submitted regulatory filing for approval in the Federative Republic of Brazil

●	Launched the TearLab Osmolarity System in the Republic of India through partner My HealthSkape PVT Ltd.

●	Announced today that the Company is beginning a process to explore strategic alternatives

For the three months ended December 31, 2016, TearLab’s net revenues were $7.1 million, up 5% from $6.8 million for the same period in 2015. A net total of 183 TearLab Osmolarity® Systems were added in the fourth quarter of 2016, of which 64 were under the Company’s new Flex program and 26 were purchased outside of the United States.

The following table sets out the estimated annualized revenue per U.S. device and account analysis for the fourth quarter ended December 31, 2016:

			Annualized	Annualized
	Active	Active	Revenue	Revenue
Program	Devices	Accounts	Per Device	Per Account
Purchased	645	573	$2,469	$2,779
Use	173	172	$2,618	$2,633
Masters	1,717	218	$3,336	$26,275
Flex	1,890	778	$8,672	$21,066
Total	4,425	1,741

The Company’s reported net loss for the 2016 fourth quarter was approximately $4.3 million, or ($0.81) basic loss per share ($0.08 basic loss per share excluding the effect of the recent 1:10 reverse stock split), compared to a reported net loss of approximately $8.9 million, or ($2.64) basic loss per share ($0.26 basic loss per share excluding the effect of the recent 1:10 reverse stock split), in the fourth quarter of 2015. In addition, the Company’s cash burn in the fourth quarter was $2.1 million, resulting in an ending cash balance of $15.5 million as of December 31, 2016.

“2016 was a year of transition for TearLab. We grew revenue through effective execution under our new, refocused commercial model, significantly improved our expense management and cash consumption, completed a successful $17.3 million financing and have advanced our next generation platform through its initial CE marking in Europe.” said Seph Jensen, TearLab’s Chief Executive Officer. “We continue to believe strongly in the potential of our technology, and we remain focused on advancing and expanding the use of in-vitro diagnostics in eye care with our current and next generation platforms. Nevertheless, our Board of Directors believe it is important that we explore all avenues to advance our mission of pioneering in-vitro diagnostics in eye care. As a result, we have begun a process to explore strategic alternatives for TearLab. We have only just begun this process, and we continue working to execute under our new sales model and identify initiatives aimed at accelerating revenue growth while carefully managing expenses. However, we have a responsibility to explore any and all possible avenues to maximize shareholder value and are committed to doing so.”

The Company also announced that it will move to quickly seek CE marking for the second inflammation biomarker that will, combined with osmolarity, comprise the first commercial test card on the new platform. The Company then plans to build a robust clinical data package and secure valuable feedback from global key opinion leaders in support of a 510(k) submission to the U.S. Food and Drug Administration, which is expected in the third quarter of 2017.

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. TearLab Corporation’s common shares trade on the NASDAQ Capital Market under the symbol ‘TEAR’ and on the Toronto Stock Exchange under the symbol ‘TLB’.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning whether we will receive reimbursement approval in Korea, whether we will receive approval of the TearLab Osmolarity System in Brazil as well as the timing of receiving such approval, the market for dry eye patients in Korea, Brazil and India, the potential success in commercializing the TearLab Osmolarity System in these markets, the future relationships with our commercial partners and the potential interest in the TearLab Osmolarity System in these three markets by eye care professionals and patients, the extent and form of any selected strategic alternatives, the timing and success of the CE Marking with an additional inflammatory marker, the timing of our potential 510(k) submission to the U.S. Food and Drug Administration and whether such submission will receive approval. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Many factors, risks and uncertainties may cause our actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2016, expected to be filed with the SEC on March 10, 2017. We do not undertake to update any forward-looking statements except as required by law.

TearLab Corp.

Condensed Consolidated Statements of Operations

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

(Unaudited)

	Three months
	ended December 31,
	2016	2015
Revenue
Product sales	$6,416	$5,790
Reader equipment rentals	705	1,001
Total revenue	7,121	6,791
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	2,619	2,752
Cost of goods sold - reader equipment depreciation	495	516
Gross profit	4,007	3,523
Operating expenses
Sales and marketing	3,287	4,416
Clinical, regulatory and research & development	2,347	2,040
General and administrative	1,566	3,531
Amortization of intangible assets	100	356
Impairment of long-lived assets	-	1,372
Total operating expenses	7,300	11,715
Loss from operations	(3,293)	(8,192)
Other income (expense)	(1,047)	(733)
Net loss and comprehensive loss	$(4,340)	$(8,925)
Weighted average shares outstanding - basic*	5,360,199	3,376,090
Net loss per share – basic*	$(0.81)	$(2.64)
Weighted average shares outstanding - diluted*	5,360,199	3,376,090
Net loss per share – diluted*	$(0.81)	$(2.64)

* Restated for a 1-for-10 reverse stock split effected February 27, 2017.

TearLab Corp.

Condensed Consolidated Statements of Operations

(Expressed in U.S. Dollars (000’s) except for number of shares and net loss per share)

	Year ended
	December 31,
	2016(a)	2015
Revenue
Product sales	$23,809	$20,325
Reader equipment rentals	4,205	4,831
Total revenue	28,014	25,156
Cost of goods sold
Cost of goods sold (excluding amortization of intangible assets)	10,188	10,825
Cost of goods sold - reader equipment depreciation	2,130	1,732
Gross profit	15,696	12,599
Operating expenses
Sales and marketing	14,397	19,349
Clinical, regulatory and research & development	5,152	6,951
General and administrative	11,057	14,935
Amortization of intangible assets	1,066	1,501
Impairment of long-lived assets	-	1,372
Total operating expenses	31,672	44,108
Loss from operations	(15,976)	(31,509)
Other income (expense)	(3,944)	(1,720)
Net loss and comprehensive loss	$(19,920)	$(33,229)
Weighted average shares outstanding - basic*	4,647,983	3,369,808
Net loss per share – basic*	$(4.29)	$(9.86)
Weighted average shares outstanding - diluted*	4,647,983	3,373,180
Net loss per share – diluted*	$(4.29)	$(9.92)

* Restated for a 1-for-10 reverse stock split effected February 27, 2017.

(a) Information as of, and for the year ended December 31, 2016 will be included in the Company’s form 10-K which we anticipate filing on, or about March 10, 2017.

TearLab Corp.

Consolidated Balance Sheets

(Expressed in U.S. Dollars (000’s)

	December 31, 2016 (a)	December 31, 2015
ASSETS
Current assets
Cash	$15,471	$13,838
Accounts receivable, net	2,279	3,021
Inventory	3,193	3,972
Prepaid expenses and other current assets	1,226	790
Total current assets	22,169	21,621

Fixed assets, net	4,178	5,352
Intangible assets, net	60	1,197
Other non-current assets	220	181
Total assets	$26,627	$28,351

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,858	$2,292
Accrued liabilities	3,958	5,047
Deferred Rent	83	114
Obligations under warrants	—	29
Total current liabilities	5,899	7,482

Long-term debt	26,449	24,859

Total liabilities	32,348	32,341

Exchange right	—	250

Stockholders’ equity (deficit)
Capital stock
Preferred Stock, $0.001 par value, 10,000,000 authorized, 2,764 and 0 issued and outstanding at December 31, 2016 and December 31, 2015, respectively	—	—
Common stock, $0.001 par value, 9,500,000* and 6,500,000* authorized, 5,360,198* and 3,376,090* issued and outstanding at December 31, 2016 and December 31, 2015, respectively	54	34
Additional paid-in capital	506,933	488,514
Accumulated deficit	(512,708)	(492,788)
Total stockholders’ equity (deficit)	(5,721)	(4,240)
Total liabilities and stockholders’ equity	$26,627	$28,351

* Restated for a 1-for-10 reverse stock split effected February 27, 2017.

(a) Information as of, and for the year ended December 31, 2016 will be included in the Company’s form 10-K which we anticipate filing on, or about March 10, 2017.